Exhibit 99.4

Highly Confidential Information
Provided Pursuant to Confidentiality Agreement
DRAFT
Appvion
Historical Liquidity / Working Capital Analysis
September 21, 2017

Appvion Historical Liquidity / Working Capital Summary
($ in millions)
(1)
$60
$55 $55
$54
$53
$50 $51
$45 $45
$43 $44
$38
$35
$33 $33
$32
$30
$27 $27
$25 $24 $24 $24 $25
$23 $23
$22 $22 $22 $23
$21
$20 $21
$20
$15 $18
$14
$15 $15 $15
$11 $13 $13
$6
$11
$4 $4 $4 $3 $4
$3 $3 $2 $3 $2 $2 $3 $2 $3
$2 $2 $2 $1 $2
$0
Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 Nov-16 Dec-16 Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17
Revolver AR Securitization Cash
A/R $51 $41 $46 $49 $43 $46 $55 $43 $47 $51 $38 $41 $49 $39 $41 $41 $41 $41 $48 $44
A/P 45 41 52 43 43 49 48 40 45 39 35 49 52 41 51 38 38 55 44 40
FCF(2)
($22) $6 $15 ($26) $4 $12 ($23) $6 $20 ($33) $10 $20 ($25) ($2) $21 ($35) $6 $31 ($34) $1
(1) $61.9M is the maximum allowed revolver draw after accounting for $13.1M Letters of Credit.
(2) Represents Cash Flow from Operations less Cash Flow from Investing.
2